Independent Auditors' Consent



The Board of Trustees and Shareholders
The Dreyfus/Laurel Tax-Free Municipal Funds:



We consent to the use of our report dated August 18, 1995 with respect to the Dreyfus/Laurel Massachusetts Tax-Free Money Fund (one of the funds comprising "The Dreyfus/Laurel Tax-Free Municipal Funds") incorporated by reference in the Prospectus and Statement of Additional Information under the heading "Financial Statements" and to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and "Counsel and Independent Auditors" in the Statement of Additional Information dated February 28, 1996.




New York, New York
February 28, 1996